EXHBIIT 99.1

Editorial Contact	Investor Relations Contact:
Gwen Carlson	Ryan Bright
Conexant Systems, Inc.	Shelton Group
(949) 483-7363	(972) 239-5119, ext. 159
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF FISCAL 2008
Company Exceeds Expectations for Financial Performance
     NEWPORT BEACH, Calif., April 29, 2008 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the second quarter of fiscal 2008 that exceeded the company’s expectations entering the quarter. Earlier today, Conexant also announced that it signed a definitive agreement to sell its Broadband Media Processing product lines to NXP Semiconductors in a transaction valued at up to $145 million. The companies expect to close the transaction within the next 60 days.
Second Fiscal Quarter Financial Results
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as selected non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Revenues for the second quarter of fiscal 2008 were $174.0 million. Core gross margins were 45.0 percent of revenues. Core operating expenses were $72.3 million, and core operating income was $6.0 million. Conexant’s core net loss was $3.3 million, or $0.01 per diluted share.
     On a GAAP basis, gross margins for the second quarter of fiscal 2008 were 45.4 percent of revenues. GAAP operating expenses were $204.7 million. GAAP operating loss was $125.7 million and GAAP net loss was $142.0 million, or $0.29 per share. The GAAP net loss in the quarter included an asset impairment charge of $121.7 million primarily related to the write-down of goodwill associated with the Broadband Media Processing business.

Conexant Reports Financial Results for the Second Quarter of Fiscal 2008	2
     The company ended the quarter with $164.1 million in cash and cash equivalents. Cash declined by approximately $68.0 million, due in large measure to the company’s re-purchase of $53.6 million of its floating rate senior notes.
Business Perspective
     “I am pleased to be a part of the Conexant team and enthusiastic about our company’s long-term prospects,” said Scott Mercer, who joined Conexant as chief executive officer on April 14, 2008. “In the coming weeks and months, I will be focusing on our overall strategy, and on improving our financial performance and position.
     “For the second fiscal quarter, we exceeded our expectations entering the quarter,” Mercer said. “We anticipated revenues in a range between $165 million and $170 million, and we delivered $174 million. Core gross margins came in at the high end of the range we provided, and core operating expenses were significantly lower than we expected, which reflects the team’s commitment to reducing costs.”
Business Outlook
     Conexant expects revenues for the third quarter of fiscal 2008 to be in a range between $167 million and $171 million, which includes revenues from its Broadband Media Processing product lines.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Scott Mercer, chief executive officer, Christian Scherp, president, and Karen Roscher, senior vice president and chief financial officer, will discuss second fiscal quarter financial results, the company’s third-quarter outlook, and the transaction involving the company’s Broadband Media Processing product lines.
     To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); participant pass code: Conexant. Conference ID number: 39978883. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); Conference ID number: 39978883.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement

Conexant Reports Financial Results for the Second Quarter of Fiscal 2008	3
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 28,	December 28,	March 30,	March 28,	March 30,
	2008	2007	2007	2008	2007
Net revenues	$173,992	$196,958	$199,865	$370,950	$445,399
Cost of goods sold	94,979	97,687	110,016	192,666	246,061

Gross margin	79,013	99,271	89,849	178,284	199,338

Operating expenses:
Research and development	52,477	60,390	69,345	112,867	140,795
Selling, general and administrative	23,540	23,101	26,803	46,641	54,279
Amortization of intangible assets	3,069	4,781	6,254	7,850	12,492
Asset impairments (Note 1)	121,655	130	155,000	121,785	155,000
Special charges	3,973	5,784	5,121	9,757	8,019

Total operating expenses	204,714	94,186	262,523	298,900	370,585

Operating (loss) income	(125,701)	5,085	(172,674)	(120,616)	(171,247)

Interest expense	10,969	11,563	13,220	22,532	26,256
Other expense (income), net	4,148	5,345	(9,660)	9,493	(22,721)

Loss before income taxes and gain of equity method investments	(140,818)	(11,823)	(176,234)	(152,641)	(174,782)
Provision for income taxes	972	1,168	1,232	2,140	1,703

Loss before gain of equity method investments	(141,790)	(12,991)	(177,466)	(154,781)	(176,485)
(Loss) gain of equity method investments (Note 2)	(214)	3,773	44,020	3,559	44,015

Net loss	$(142,004)	$(9,218)	$(133,446)	$(151,222)	$(132,470)

Basic and diluted net loss per share	$(0.29)	$(0.02)	$(0.27)	$(0.31)	$(0.27)

Shares used in basic and diluted per-share computations	493,122	492,363	489,302	492,743	487,630

Note 1 —	Asset impairments for the three and six months ended March 28, 2008 consist primarily of a non-cash goodwill impairment charge related to our Broadband Media Processing business of $119.6 million. Asset impairments for the three and six months ended March 30, 2007 include non-cash goodwill and intangible asset impairment charges related to our Embedded Wireless Networking business of $135.0 million and $20.0 million.

Note 2 —	Gain (loss) of equity method investments for the three and six months ended March 30, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

Conexant Reports Financial Results for Second Quarter of Fiscal 2008	2
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 28,	December 28,	March 30,	March 28,	March 30,
	2008	2007	2007	2008	2007
GAAP gross margin	$79,013	$99,271	$89,849	$178,284	$199,338
Stock-based compensation (a)	81	114	115	195	218
Other (f)	(797)	—	—	(797)	—

Non-GAAP Core gross margin	78,297	99,385	89,964	177,682	199,556
Royalty buyout (k)	—	(14,700)	—	(14,700)	—

Non-GAAP Core gross margin less impact of royalty buyout	$78,297	$84,685	$89,964	$162,982	$199,556

GAAP operating expenses	$204,714	$94,186	$262,523	$298,900	$370,585
Stock-based compensation (a)	(3,685)	(3,170)	(4,656)	(6,855)	(8,890)
Transitional salaries and benefits (b)	—	—	(1,591)	—	(2,331)
Amortization of intangible assets (c)	(3,069)	(4,781)	(6,254)	(7,850)	(12,492)
Asset impairments (d)	(121,655)	(130)	(155,000)	(121,785)	(155,000)
Special charges (e)	(3,973)	(5,784)	(5,121)	(9,757)	(8,019)
Other	—	—	—	—	(400)

Non-GAAP Core operating expenses	$72,332	$80,321	$89,901	$152,653	$183,453

GAAP operating (loss) income	$(125,701)	$5,085	$(172,674)	$(120,616)	$(171,247)
Gross margin adjustment (a,f)	(716)	114	115	(602)	218
Operating expense adjustments (a-e)	132,382	13,865	172,622	146,247	187,132

Non-GAAP Core operating income	5,965	19,064	63	25,029	16,103
Royalty buyout (k)	—	(14,700)	—	(14,700)	—

Non-GAAP Core operating income less impact of royalty buyout	$5,965	$4,364	$63	$10,329	$16,103

GAAP net loss	$(142,004)	$(9,218)	$(133,446)	$(151,222)	$(132,470)
Gross margin adjustments (a, f)	(716)	114	115	(602)	218
Operating expense adjustments (a-e)	132,382	13,865	172,622	146,247	187,132
Losses (gains) of equity method investments (g)	214	(3,773)	(44,020)	(3,559)	(44,015)
Losses (gains) on Mindspeed warrant (h)	6,179	8,364	(3,882)	14,543	(6,924)
Gains on sales of equity securities (i)	—	—	(1,337)	—	(6,469)
Other (j)	628	—	—	628	—

Non-GAAP Core net (loss) income	$(3,317)	$9,352	$(9,948)	$6,035	$(2,528)

Basic and diluted net (loss) income per share:
GAAP	$(0.29)	$(0.02)	$(0.27)	$(0.31)	$(0.27)

Non-GAAP Core (l)	$(0.01)	$0.02	$(0.02)	$0.01	$(0.01)

Conexant Reports Financial Results for Second Quarter of Fiscal 2008	3
See “GAAP to Non-GAAP Core Adjustments” below
GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R), which we adopted on October 1, 2005.

(b)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of our restructuring activities, from the date of their notification.

(c)	Amortization of intangible assets resulting from business combinations.

(d)	Asset impairment charges for the three and six months ended March 28, 2008 consist primarily of a non-cash goodwill impairment charge related to our Broadband Media Processing business of $119.6 million. Asset impairment charges for the three and six months ended March 30, 2007 include a non-cash goodwill impairment charge of $135.0 million and an intangible asset impairment charge of $20.0 million, both of which were related to our Embedded Wireless Networking business.

(e)	Special charges for the three and six months ended March 28, 2008, primarily consist of restructuring charges. Special charges for the three and six months ended March 30, 2007 consist of restructuring charges and the expense related to the settlement of our Dutch tax audit.

(f)	Other gains and losses which are not part of our core, on-going operations. For the three and six months ended March 28, 2008, this amount relates to an environmental remediation charge.

(g)	Gain (loss) of equity method investments for the three and six months ended March 30, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

(h)	Gains and losses associated with changes in the fair value of our warrant to purchase 30 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(i)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.

(j)	Other gains and losses which are not part of our core, on-going operations. For the three and six months ended March 28, 2008, this amount primarily relates to the accelerated amortization of debt issuance costs related to the repurchase of $53.6 million of floating rate senior notes.

(k)	Our first quarter fiscal 2008 financial results included $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream.

(l)	The dilutive effect of stock options and warrants under the treasury method are added to basic weighted average shares to compute diluted weighted average shares.

Conexant Reports Financial Results for Second Quarter of Fiscal 2008	4
Non-GAAP Financial Measures:
We have presented non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net (loss) income and non-GAAP basic and diluted net (loss) income per share, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

Conexant Reports Financial Results for Second Quarter of Fiscal 2008	5
CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 28,	September 28,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$164,112	$235,605
Marketable securities
Restricted cash	8,800	8,800
Receivables	73,084	80,906
Inventories	55,387	63,174
Other current assets	27,136	20,361

Total current assets	328,519	408,846

Property, plant and equipment, net	52,650	67,967
Goodwill	286,037	406,323
Intangible assets, net	28,218	26,067
Other assets	53,157	76,766

Total assets	$748,581	$985,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$58,000
Short-term debt	71,096	80,000
Accounts payable	69,924	80,667
Accrued compensation and benefits	22,809	26,154
Other current liabilities	51,751	70,631

Total current liabilities	215,580	315,452

Long-term debt	471,400	467,000
Other liabilities	59,669	57,002

Total liabilities	746,649	839,454

Shareholders’ equity	1,932	146,515

Total liabilities and shareholders’ equity	$748,581	$985,969

Conexant Reports Financial Results for Second Quarter of Fiscal 2008	6
CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	March 28,	December 28,	March 30,	March 28,	March 30,
	2008	2007	2007	2008	2007
Revenues By Region:
Americas	$13,388	$14,747	$25,587	$28,135	$63,361
Asia-Pacific	151,210	172,191	160,574	323,401	355,331
Europe, Middle East and Africa	9,394	10,020	13,704	19,414	26,707

	$173,992	$196,958	$199,865	$370,950	$445,399

Cash Flow Data:
Depreciation of PP&E	$5,825	$5,709	$6,143	$11,534	$11,989
Capital expenditures	$2,075	$1,614	$7,723	$3,689	$14,939